Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of HCP, Inc. and in the related Prospectus and Prospectus Supplements of our reports dated February 9, 2009 (except for the Consolidated Balance Sheets, the Consolidated Statements of Income, the Consolidated Statements of Equity, the Consolidated Statements of Cash Flows, Note 2 “Principles of Consolidation” section, “Noncontrolling Interests and Mandatorily Redeemable Financial Instruments” section, “Earnings Per Share” section and “Recent Accounting Pronouncements” section, Note 5 “Properties Held for Sale” and “Results from Discontinued Operations” sections, Note 9 “Intangibles”, Note 14 “Concentration of Credit Risk” section–third and fifth paragraphs, Note 15 “Preferred Stock” section,  Note 16 “Segment Disclosures”, Note 18 “Income Taxes–first paragraph” and “Taxable Income Reconciliation” section, Note 23 “Earnings Per Common Share”, Note 25 “Selected Quarterly Financial Data” and “Schedule III: Real Estate and Accumulated Depreciation”, as to which the date is April 27, 2009), with respect to the consolidated financial statements and schedules (Schedule II: Valuation and Qualifying Accounts and Schedule III: Real Estate and Accumulated Depreciation) of HCP, Inc., included in this Current Report (Form 8-K).

•                  Form S-8, File No. 33-28483, related to the Stock Incentive Plan, Amended Stock Incentive Plan and Directors Stock Incentive Plan;

•                  Form S-8, File No. 333-90353, related to the American Health Properties, Inc. 1994 Stock Incentive Plan, American Health Properties, Inc. Nonqualifed Stock Option Plan For Nonemployee Directors, American Health Properties, Inc. 1990 Stock Incentive Plan and American Health Properties, Inc. 1988 Stock Option Plan;

•                  Form S-8, File No. 333-54786, related to the Amended Stock Incentive Plan, Second Amended and Restated Stock Incentive Plan and Second Amended and Restated Directors Stock Incentive Plan;

•                  Form S-8, File No. 333-54784, related to the 2000 Stock Incentive Plan;

•                  Form S-8, File No. 333-135679, related to the Health Care Property Investors, Inc. 2006 Performance Incentive Plan;

•                  Form S-3. File No. 333-99067, related to the registration of 738,923 shares of common stock to be issued upon conversion of  non-managing member interests in HCPI/Utah II, LLC;

•                  Form S-3, File No. 333-99063, related to the registration of 160,026 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

•                  Form S-3, File No. 333-95487, related to the registration of 593,247 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

•                  Form S-3, File No. 333-122456, related to the registration of 554,890 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah II, LLC;

•                  Form S-3, File No. 333-119469, related to the registration of 2,129,078 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Tennessee, LLC;

•                  Form S-3, File No. 333-124922, related to the registration of 53,602 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

•                  Form S-3, File No. 333-136344, related to the registration of 699,454 shares of common stock to be issued upon conversion of  non-managing member units in HCP DR California, LLC;

•                  Form S-3, File No. 333-137225, related to the unlimited shelf registration of common stock, preferred stock, depository shares, debt securities, warrants or other rights, stock purchase contracts and units;

•                  Form S-3, File No. 333-148899, related to the registration of 4,246,857 shares of common stock to be issued upon conversion of non-managing membership interests in HCP DR MCD, LLC;

•                  Forms S-4 and S-4/A, File No. 333-135569, related to the registration of 22,852,537 shares of common stock to be issued in the merger of CNL Retirement Properties, Inc. with and into Ocean Acquisition 1, Inc., a wholly-owned subsidiary of Health Care Property Investors, Inc.

/s/ ERNST & YOUNG LLP

Irvine, California

May 1, 2009